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                                                                  EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64423) pertaining to the 1994 Stock Incentive Plan of All American Communications, Inc. and in the Registration Statement (Form S-3
No. 33-77782) of All American Communications, Inc. and in the related Prospectus of our report dated March 4, 1996, with respect to the consolidated financial statements and schedule of All American Communications, Inc.
included in the Annual Report (Form 10-K) for the year ended December 31, 1995.


                                          /s/  ERNST & YOUNG LLP

Los Angeles, California
March 28, 1996